ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                              TERMS AND CONDITIONS

         This Agreement is made as of May 1, 1992 by and between AMERICAN SKANDIA TRUST (the "Fund"), a Massachusetts business trust, and PROVIDENT FINANCIAL PROCESSING CORPORATION ("PFPC"), a Delaware corporation which is an indirect wholly-owned subsidiary of PNC Financial Corp.

         The Fund is registered as an open-end, diversified investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund wishes to retain PFPC to provide administration and accounting services, and PFPC wishes to furnish such services.

         In consideration of the promises and mutual covenants herein contained, the parties agree as follows:

         1.       Definitions.

                  (a) "Authorized Person." The term "Authorized Person" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Governing Board, to give Oral and Written Instructions on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix or such appendix as may be amended in writing by the Fund's Governing Board from time to time. If Provident provides more than one service hereunder, the Fund's designation of Authorized Persons may vary by service.
                  (b) "Book-Entry System." The term "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                  (c) "CFTC." The term "CFTC" shall mean the Commodities Futures Trading Commission.

                  (d) "Governing Board." The term "Governing Board" shall mean the Fund's Board of Directors if the Fund is a corporation or the Fund's Board of Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof.

                  (e) "Oral Instructions." The term "Oral Instructions" shall mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

                  (f) "SEC." The term "SEC" shall mean the Securities and Exchange Commission.

                  (g) "Securities and Commodities Laws." The term the "1933 Act" shall mean the Securities Act of 1933, as amended, the term the "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the term the "CEA" shall mean the Commodities Exchange Act, as amended.

                  (h) "Shares." The terms "Shares" shall mean the shares of stock of any series or class of the Fund, or, where appropriate, units of beneficial interest in a trust where the Fund is organized as a trust.

                  (i) "Written Instructions." The term "Written Instructions" shall mean written instructions signed by one Authorized Persons and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2.       Appointment.

                  The Fund hereby appoints PFPC to provide administration and accounting services to the Fund, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

         3.       Delivery of Documents.

                  The Fund has provided or, where applicable, will provide PFPC with the following:

     (a) certified or authenticated copies of the resolutions of the Fund's Governing Board, approving the appointment of PFPC or its affiliates to provide services;

     (b) a copy of the Fund's most recent effective registration statement;

     (c) a copy of each investment portfolios (each, a "Portfolio") advisory agreement or agreements;

     (d) a copy of the distribution agreement or agreements relating to any class of a Portfolio;

     (e) copies of any shareholder servicing agreements made in respect of the Fund; and

     (f) certified or authenticated copies of any and all amendments or supplements to the foregoing.

     4. Compliance with Government Rules and Regulations.

         PFPC undertakes to comply with all applicable requirements of the 1933 Act, the 1934, the 1940 Act, and the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund.

         5.       Instructions.

         Unless otherwise provided in this Agreement, PFPC shall act only upon Oral and Written Instructions.

         PFPC shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Governing Board or of the Fund's shareholders.

         The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. The Fund further agrees that PFPC shall incur no liability to the Fund in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

         6.       Right to Receive Advice.

                  (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral or Written Instructions, from the Fund.

                  (b) Advice of Counsel. If PFPC shall be in doubt as to any questions of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's advisor or PFPC, at the option of PFPC).

                  (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral or Written Instructions Provident receives from the Fund, and the advice it receives from counsel, PFPC shall be entitled to rely upon and follow the advice of counsel.

                  (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral or Written Instructions.

         Nothing in this paragraph shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

         7.       Records.

         The books and records pertaining to the Fund, which are in the possession of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, or the Fund's Authorized Persons, shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person of the Fund, at the Fund's expense.

         PFPC shall keep the following records:

                  (a) all books and records with respect to the Fund's books of account; (b) records of the Fund's securities transaction; (c) all other books and records required to maintain pursuant to Rule 3la-1 of the 1940
Act in connection with the services and as specifically set forth in Appendix A hereto.

         8.       Confidentiality.

         PFPC  agrees  to  keep   confidential  all  records  of  the  Fund  and
information relative to the Fund and its shareholders (past, present and potential), unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld. The Fund further agrees that, should PFPC be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PFPC shall not be required to seek the fund's consent prior to disclosing such information.

         9.        Liaison with Accountants.

         PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules. PFPC shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Fund from time to time.

         10.      Disaster Recovery.

         PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision of emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto unless such failure result from PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

         11.      Compensation.

         As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

         12.      Indemnification.

         The Fund, on behalf of the Portfolio, agrees to indemnify and hold harmless PFPC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action which PFPC takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions. Neither PFPC, nor any of its nominees, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

         13. Responsibility of PFPC.

         PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC, in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be responsible for failure to perform its duties under this Agreement arising out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Notwithstanding the foregoing, PFPC shall not be responsible for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and provided further that PFPC shall only be responsible for that portion of losses or damages suffered by the Fund that are attributable to PFPC having not acted in accordance with the standard of care stated herein.

         Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC, in connection with its duties under this Agreement, shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         Notwithstanding anything in this Agreement to the contrary, PFPC shall have no liability to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC.

         14.       Description of Administration and Accounting Services.

                  (a) Services on a Continuing Basis. PFPC will perform the following accounting functions:

     (i) Journalize the Portfolio's investment, capital share and income and expense activities;

     (ii) Verify investment buy/sell trade tickets and transmit trades to the Fund's domestic custodian for proper settlement;

     (iii) Maintain individual ledgers for investment securities;

     (iv) Maintain historical tax lots for each security;

     (v) Reconcile cash and investment balances of the Portfolio with the custodian, and prepare the beginning cash balance available for investment purposes;

     (vi) Update the cash availability throughout the day as required;

     (vii) Post to and prepare the Portfolio's Statement of Assets and Liabilities and the Statement of Operations;

     (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

     (ix) Monitor the expense accruals and notify Fund management of any proposed adjustments;

     (x) Control all disbursements from the Portfolio and authorize such disbursements upon Written Instructions;

     (xi) Calculate capital gains and losses;

     (xii) Determine the Portfolio's net income;

     (xiii) Obtain security market quotes from independent pricing services approved by the Fund, or if such quotes are unavailable, then obtain such prices from the management of the Fund, and in either case calculate the market value of the Fund's Investments;

     (xiv) Transmit or mail a copy of the daily portfolio valuation to the Advisor;

     (xv) Compute the net asset value of the Portfolio;

     (xvi) As appropriate, compute the yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

     (xvii) Prepare a monthly financial statement, which will include the following items:

                                                     Schedule   of   Investments
                                                     Statement   of  Assets  and
                                                     Liabilities   Statement  of
                                                     Operations   Statement   of
                                                     Changes in Net Assets  Cash
                                                     Statement    Schedule    of
                                                     Capital Gains and Losses.

         15.      Description of Administration Services.

                  (a) Services on a Continuing Basis. PFPC will provide the following administration functions:

     (i) Prepare quarterly broker security transactions summaries;

     (ii) Supply various normal and customary Portfolio and Fund statistical data as requested on an ongoing basis;

     (iii) Prepare monthly security transaction listings;

     (iv) Prepare for execution and file the Fund's Federal and state tax returns;

     (v) Prepare and file the Fund's Semi-Annual Reports with the SEC on Form N-SAR;

     (vi) Prepare and file with the SEC the Fund's annual, semi-annual, and quarterly Shareholder reports; or

     (vii) Assist with the preparation of registration statements and other filings relating to the registration of Shares;

     (viii) Monitor the Fund's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

     (ix) Coordinate contractual relationships and communications between the Fund and its contractual service providers;

     (x) Monitor the Fund's compliance with the amounts and conditions of each such state qualification; and

     (xi) Maintain the Fund's fidelity bond as required by the 1940 Act and obtain a directors and officers liability policy.

     (xii)  Monitor  each  Portfolio  of  the  Fund  for  compliance   with  the
requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules thereunder.

     (xiii) Provide such information and reports to the Adviser as shall be mutually agreed upon by PFPC and the Adviser to assist the Adviser in monitoring the Fund for compliance with the terms of its Declaration of Trust, By-Laws and resolutions, and any amendments thereto, and with any representations made to regulatory authorities, and any amendments thereto, and in monitoring each Portfolio for compliance with the investment restrictions and policies set out in the most recent prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission, and any amendments thereto.

         16.      Duration and Termination.

     The Agreement  shall  continue  until  termination by either party on sixty
(60) days' prior written notice to the other party.

         17.      Notices.

         All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC at PFPC's address, 103 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication.

         18.       Amendments.

         This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         19.      Assignment.

         The Agreement shall automatically terminate upon its assignment by PFPC, without the prior written consent of the Fund, provided, however, that no such assignment shall release the PFPC from its obligations under this Agreement.

         20.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21.      Further Actions.

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         22.      Miscellaneous.

         This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated and/or Oral Instructions.

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

         The parties to this Agreement acknowledge and agree that all liabilities arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, including without limitation, liabilities arising in connection with any agreement of the Fund set forth herein to indemnify any party to this Agreement or any other person, shall be satisfied out of the assets of the Fund and that no Trustee, officer or shareholder of the Fund shall be personally liable for any of the foregoing liabilities. The Fund's Declaration of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Declaration of Trust describes the limitations of liability of the Trustees and officers of the Fund as required under the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                                   PROVIDENT FINANCIAL PROCESSING
                                   CORPORATION

                                   By:  /s/Stephen Wynn
                                        Stephen Wynn
                                   Title:  Senior Vice President

                                   THE AMERICAN SKANDIA TRUST

                                   By:  /s/Thomas M. Mazzaferro
                                        Thomas M. Mazzaferro
                                        Title:  Treasurer